UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 28, 2015

Commission File No. 0-19341

BOK FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma	73-1373454
(State or other jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Bank of Oklahoma Tower
Boston Avenue at Second Street
Tulsa, Oklahoma	74192
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:
(918) 588-6000

_____________________N/A___________________________

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.07    Submission of Matters to a Vote of Security Holders

(a)	On April 28, 2015, BOK Financial Corporation (“BOKF”) held its annual meeting of shareholders.

(b)
The matters voted upon at the annual meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter (where applicable), are set forth below:

1. Election of Directors	For	Against/Withheld	Abstain	Non-Vote
Alan S. Armstrong	57,807,346	202,627	—	7,431,308
C. Fred Ball Jr.	53,549,437	4,460,536	—	7,431,308
Sharon J. Bell	57,886,467	123,506	—	7,431,308
Peter C. Boylan, III	57,848,809	161,164	—	7,431,308
Steven G. Bradshaw	53,580,847	4,429,126	—	7,431,308
Chester E. Cadieux, III	48,164,421	9,845,552	—	7,431,308
Joseph W. Craft, III	57,813,932	196,041	—	7,431,308
John W. Gibson	57,874,017	135,956	—	7,431,308
David F. Griffin	57,838,877	171,096	—	7,431,308
V. Burns Hargis	57,862,284	147,689	—	7,431,308
Douglas D. Hawthorne	57,962,690	47,283	—	7,431,308
Kimberley A. Henry	57,954,887	55,086	—	7,431,308
E. Carey Joullian, IV	57,813,472	196,501	—	7,431,308
George B. Kaiser	51,773,397	6,236,576	—	7,431,308
Robert J. LaFortune	57,803,426	206,547	—	7,431,308
Stanley A. Lybarger	53,553,770	4,456,203	—	7,431,308
Steven J. Malcolm	57,817,100	192,873	—	7,431,308
E.C. Richards	57,898,999	110,974	—	7,431,308
John Richels	57,851,971	158,002	—	7,431,308
Michael C. Turpen	57,951,884	58,089	—	7,431,308
R. A. Walker	57,872,350	137,623	—	7,431,308

2. Ratification of Ernst & Young LLP as Auditor for Fiscal Year Ending December 31, 2015	65,076,614	362,679	1,988	7,431,308

3. Advisory vote to approve the compensation of named executive officers	56,741,639	727,263	541,071	7,431,308

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOK FINANCIAL CORPORATION

By:	/s/ Steven E. Nell
Steven E. Nell
Executive Vice President and
Chief Financial Officer
Date:    May 5, 2015